                                                                   Exhibit 10.21

                        SECOND AMENDMENT TO OFFICE LEASE

     THIS SECOND AMENDMENT TO OFFICE LEASE (the "Amendment") is made as of the 12th day of November, 2002, by and between PHXAZ/KIERLAND COMMONS, L.L.C., a Delaware limited liability company ("Landlord"), and P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Office Lease dated September 17, 1999, as amended by the First Amendment to Office Lease dated August 22, 2001 (collectively, the "Lease"), under which Tenant leases from Landlord 15,590 rentable square feet as more particularly set forth in Exhibit A to the Lease and Exhibit A-1 to the First Amendment (collectively, the "Original Premises").

     B. Tenant desires to add space to the Premises and the parties desire to make certain other modifications to the Lease, as more particularly provided in this Amendment.

                                   AGREEMENT

     Landlord and Tenant agree as follows:

     1. Definitions. Except as otherwise defined in this Amendment, all capitalized terms used have the meanings set forth in the Lease.

     2. Additional Space; Improvements.

        (a) Effective as of the Additional Expansion Effective Date, there is hereby added to and incorporated into the Premises for all purposes for the balance of the Lease Term (and the Renewal Period if Tenant exercises its Renewal Option) approximately 1,143 rentable (1,016 usable) square feet of space as shown on the attached Exhibit A-2 (the "Additional Expansion Space"), for a total rentable area in the Premises of 16,733 rentable square feet.

        (b) The "Additional Expansion Effective Date" is the date on which Landlord delivers actual and exclusive possession of the Additional Expansion Space to Tenant with Landlord's Work complete and is estimated to occur approximately 60 days after Landlord's receipt of Approved Construction Documents. For purposes of this provision, notwithstanding anything in the Lease to the contrary, "Approved Construction Documents" means all drawings, plans, and documents, approved by and permits issued by the City of Phoenix, necessary for Landlord to commence and complete construction of improvements in the Premises, and includes the "Plans" as referenced in Part Two of Exhibit C of the Lease.

        (c) For purposes of this Amendment, "Landlord's Work" is Landlord's construction of improvements in the Additional Expansion Space in accordance with the Approved Construction Documents and Exhibit C of the Lease.

        (d) If, notwithstanding reasonably prompt responses by both parties in accordance with Part Two of Exhibit C of the Lease, the parties are unable to arrive at Approved Construction Documents within 60 days following execution of this Amendment, then Landlord at its option shall have the right to terminate this Amendment and Tenant's right to the Additional Expansion Space by notice to Tenant.

     3. Rent. On the Additional Expansion Effective Date, Base Rent will be modified to reflect the addition of the Expansion Space to the Premises by deletion of Section 1.9 of the Lease and replacement with the following:

     1.9. Base Rent:

                                  Annual Base Rent          Annual Base         Monthly
Period                           Per Rentable Sq. Ft           Rent             Payment
------                           -------------------        -----------         -------
Additional Expansion Effective         $22.50               $376,492.50         $31,374.37
  Date through Lease Year 3

Lease Year 4                           $23.50               $393,225.50         $32,768.79

Lease Year 5                           $24.50               $409,958.50         $34,163.21

     4. Tenant Improvement Allowance. Landlord shall provide Tenant with a Tenant Improvement Allowance of $15.00 per usable square foot of the Additional Expansion Space to construct improvements to the Additional Expansion Space in accordance with the terms and conditions of Exhibit C to the Lease. The Lease and Exhibit C are hereby modified to provide that the Tenant Improvements contemplated under this Amendment are to be made solely to the Additional Expansion Space and not to the Original Premises.

     5. As Is. Subject to Landlord's performance of the obligations set forth in Sections 2 and 4 of this Amendment, Tenant accepts the Additional Expansion Space AS IS and Tenant acknowledges that Tenant has made or had the opportunity to make a complete inspection of the Additional Expansion Space. Other than as set forth in this Amendment, Landlord shall have no obligation to construct or provide alterations or improvements to the Premises.

     6. Parking. Pursuant to the terms of Sections 1.19 and 27.13 of the Lease, Tenant is hereby allocated one additional parking space, subject to all terms and conditions set forth in the Lease and the Rules and Regulations.

     7. Broker. Landlord and Tenant each hereby warrants and represents that it has dealt with no broker in connection with this Amendment. Each party shall defend, indemnify and hold the other party harmless from all claims or liabilities arising from any breach of the foregoing representation and warranty by such indemnifying party.

     8. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect.


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
TENANT:                                LANDLORD:

P.F. Chang's China Bistro, Inc., a     PHXAZ/Kierland Commons, L.L.C.,
Delaware corporation                   a Delaware limited liability company

                                        By: Woodbine/Kierland Commons, L.P.
                                            a Texas limited partnership,
                                            its general partner
By:  /s/ Robert Vivian
   -------------------------------          By: Woodbine Investment Corporation,
Name:  Robert Vivian                            a Texas corporation,
     -----------------------------              its general partner
Title:  President
      ----------------------------              By  /s/ Daniel W. Gosnell
                                                  ------------------------------
                                                   Daniel W. Gosnell
                                                   Vice President

                                            Date   11/12/02
                                                --------------------------------

                         LENDER'S CONSENT TO AMENDMENT

     Wells Fargo Bank, National Association hereby consents to the Second Amendment to Office Lease entered into between P.F. Chang's China Bistro, Inc., a Delaware corporation, as Tenant, and PHXAZ/Kierland Commons, L.L.C., a Delaware limited liability company, as Landlord, amending the Office Lease between Landlord and Tenant dated September 17, 1999, as previously amended.

     Dated:  11/14/02
           -----------------------

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By:  /s/ James M. Chuckray
                                               ---------------------------------
                                            Name:  James M. Chuckray
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------





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
                                  EXHIBIT A-2

                          (Additional Expansion Space)

                                  (Floorplan)